                                  EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-24695, No. 333-44923, No. 333-45327, No. 333-59779, and No. 333-85143 of
ENCAD, Inc. on Form S-8 of our report dated February 20, 2001, appearing in this Annual Report on Form 10-K of ENCAD, Inc. for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP

San Diego, California
March 27, 2001